UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

Immediatek, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Walton Dallas, Texas	75226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 744-8801

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2007, Immediatek, Inc., or the Company, and Radical Incubation LP entered into the First Amendment to Services Agreement. In accordance with the Services Agreement, which the parties entered into on September 1, 2007, Radical Incubation LP assists the Company in developing, servicing, improving and operating the assets the Company acquired from Radical Holdings LP on August 31, 2007, which now comprise the e-commerce product called Radical Buy. The initial term of the Services Agreement expired on October 31, 2007; however, the Company, pursuant to the Services Agreement, exercised its option to continue the agreement until November 30, 2007. The First Amendment to Services Agreement extends the term of the Services Agreement until December 31, 2007. The First Amendment to Services Agreement also clarifies the manner in which the fees payable to Radical Incubation LP are calculated for services rendered. Those fees are based upon the product of the cost of such personnel to Radical Incubation LP and the percentage of working time that such personnel expend on providing services to the Company under the agreement. Radical Incubation LP is an affiliate of Radical Holdings LP, which, as of December 3, 2007, is the owner of 229,083 shares of Company common stock and the sole stockholder of the Series A Convertible Preferred Stock of the Company. A copy of the First Amendment to Services Agreement is attached as Exhibit 10.24.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-B and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit
10.24.1	First Amendment to Services Agreement, dated November 30, 2007, by and between the Registrant and Radical Incubation LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc.,
a Nevada corporation

Date:	December 4, 2007	By:	/s/ DARIN DIVINIA

		Name: Title:	Darin Divinia President

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
10.24.1	First Amendment to Services Agreement, dated November 30, 2007, by and between the Registrant and Radical Incubation LP.

Index to Exhibits